Exhibit 99.2

Basis of Presentation

On February 11, 2011, old Prospect Global changed its name to Prospect Global Operating Company and pursuant with the agreement and plan of merger, merged into Triangle Castings, Inc. who changed its name to Prospect Global Resources Inc.  Old Prospect Global was the surviving entity of this merger.  We are an exploration company engaged in the exploration and mining of potash in the Holbrook Basin in eastern Arizona.  We believe that potash, along with other global commodities, possess demand pull characteristics and long term global strength.  We intend to capitalize on global arbitrage opportunities for commodities that are high in demand in emerging and growing markets.  Old Prospect Global’s stockholders received one share of Prospect’s common stock for each share of old Prospect Global’s common stock, which resulted in Old Prospect Global’s stockholders receiving 19,405,303 shares of Prospect Global Resources Inc.  Additionally, the merger triggered the conversion of $1,048,863 of  Prospect Global’s $3,048,863 of convertible notes and $24,174 of corresponding accrued interest into 357,686 shares of common stock of Prospect Global Resources, Also upon the closing of the merger, Denis M. Snyder agreed to cancel his 5,000,000 shares of Prospect common stock and 1,735,000 shares converted on a one to one ratio to Prospect Global Resources Inc.  Upon completion of the merger, Prospect Global Resources Inc had 21,497,989 shares of common stock issued and outstanding.

The following unaudited pro forma combined financial information and explanatory notes give effect to the merger of old Prospect Global into Prospect Global Resources Inc.  as if the entities had merged as of September 30, 2010 (with respect to the pro forma balance sheet information) and as of August 17, 2010 (with respect to pro forma statement of operations information). The unaudited pro forma combined financial information reflects the impact of the merger on Prospect’s historical financial position and results of operations.  The unaudited pro forma combined condensed financial information is for illustrative purposes only. The financial results may have been different had old Prospect Global and Prospect Global Resources Inc. always been combined. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the merger occurred in the past or the future financial results that Prospect will achieve after the merger.

Pro-Forma financial statements

The unaudited pro-forma financial statements of the Company are prepared by management in accordance with accounting principles generally accepted in the United States of America, which have been consistently applied in the preparation of these financial statements.

Pro forma combined financial data derived from the historical financial statements of
Triangle Castings, Inc. and Prospect Global Resources Inc.
Pro Forma Balance Sheet
(unaudited)

	Historical for the three months
	ended September 30, 2010			Asset		Pro-forma		Pro-forma
	Triangle	Prospect	Combined	Acquisition		Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$29,703	$99,425	$129,128	$300,000	(8)	$(29,703)	(7)	$799,425
						400,000	(1)
Accounts receivable - related party, net of Allowance for Doubtful Accounts of $0 and $0 respectively	4,792	-	4,792	-		(4,792)	(7)	-
Total current assets	34,495	99,425	133,920	300,000		365,505		799,425

Mineral Properties	-	-	-	2,200,000	(10)	-		2,200,000

Total assets	34,495	99,425	133,920	2,500,000		365,505		2,999,425

Current liabilities
Accounts payable	11,646	73,169	84,815	-		(11,646)	(7)	73,169
Accrued liabilities	-	60,520	60,520	-		-		60,520
Convertible notes	-	185,775	185,775	2,000,000	(8)	400,000	(1)	2,000,000
						(585,775)	(2)
Total current liabilities	11,646	319,464	331,110	2,000,000		(197,421)		2,133,689

Commitments and contingencies	-	-	-	-		-		-

Shareholders' equity
Preferred stock: $0.001 par value; 10,000,000 shares authorized; none outstanding	-	-	-	-		-		-
Common stock: $0.001 par value; 100,000,000 shares authorized; 21,472,792 issued and outstanding	674	14,825	15,499	154	(11)	195	(2)	1,875
				1,845	(8)	(500)	(3)
						(15,318)	(6)
Additional paid-in capital	189,526	-	189,526	35,067	(8)	585,580	(2)	1,098,725
				462,934	(11)	(189,700)	(7)
						15,318	(6)
Accumulated deficit	(167,351)	(234,864)	(402,215)	-		167,351	(4)	(234,864)
Total shareholders' equity	22,849	(220,039)	(197,190)	500,000		562,926		865,736

Total liabilities and shareholders' equity	$34,495	$99,425	$133,920	$2,500,000		$365,505		$2,999,425

Pro forma combined financial data derived from the historical financial statements of
Triangle Castings, Inc. and Prospect Global Resources Inc.
Pro Forma Statement of Operations
(unaudited)

	Historical for the three months
	ended September 30, 2010			Asset		Pro-forma		Pro-forma
	Triangle	Prospect	Combined	Acquisition		Adjustments		Combined

Revenue - related party	$3,800	$-	$3,800	$-		$-		$3,800

Cost of sales	4,940	-	4,940	-		-		4,940

Gross profit	(1,140)	-	(1,140)	-		-		(1,140)

Operating expenses
General and administrative, professional fees	24,638	232,517	257,155	-		-		257,155
Total expenses	24,638	232,517	257,155	-		-		257,155

Loss from operations before interest and provision for income tax	(25,778)	(232,517)	(258,295)	-		-		(258,295)

Other income
Interest expense	-	(2,347)	(2,347)	(31,042)	(9)	(5,041)	(5)	(38,430)
Income before income taxes	(25,778)	(234,864)	(260,642)	(31,042)		(5,041)		(296,725)

Income tax expense	-	-	-	-		-		-

Net loss	$(25,778)	$(234,864)	$(260,642)	$(31,042)		$(5,041)		$(296,725)

Net loss per share	$(0.00)		$(0.04)			$(0.00)		$(0.02)

Weighted average number of shares outstanding	6,735,000		6,735,000			(5,000,000)	(3)	18,755,262
						17,020,262	(6)

Prospect Global Resources Inc.
Notes to Pro Forma Financial Statements

Pro-forma adjustments
The pro-forma adjustments included in the unaudited financial statements are as follows:

1) $400,000 of convertible notes were issued subsequent to September 30, 2010.

2) As a result of the merger, $585,775 of convertible notes converted into 195,260 shares of common stock.

3) The net effect of canceling 5,000,000 shares of Triangle Castings, Inc. owned by Dennis Snyder.

4) The net effect of eliminating Triangle accumulated deficit.

5) Reflects  accrued interest expense related to the $185,775 of convertible notes from inception to September 30, 2010.

6) The net effect of exchanging old Prospect Global shares with a par value of $0.001 per share on a one to one basis with Prospect Global shares with a  par value of $0.0001 per share.

7) To eliminate the cash, accounts receivable, accounts payable and additional paid-in-capital of Triangle that Prospect Global Resources did not assume in the merger.

8) In December 2010 and January 2011, we raised a total of $2,500,000 through the issuance of $2,463,088 of convertible notes and $36,912 of common stock to fund our initial cash contribution to American West Potash of $2,200,000.  Of the convertible notes, on January 24, 2011, we issued a $2,000,000 face value convertible secured note, due January 24, 2012, to Richard Merkin for net proceeds of $2,000,000. The note is secured by all of our assets and accrues interest at 10% per annum, payable in cash at maturity. However, the principal amount, plus accrued interest, may convert at the option of the Investor at any time during the term to maturity into a fixed number of 10,538,583 shares of common stock, subject to adjustment solely for capital reorganization events. The note also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In addition, the investor is entitled to designate one member of our Board of Directors while the note is outstanding or the investor owns at least 1,000,000 shares. The note is conventional convertible as that term is used to evaluate embedded terms and features under current accounting standards and is, therefore, exempt from further evaluation as to the potential separation and classification of the embedded features such as the conversion option.

Concurrent with the issuance of the note, we entered into agreement with the investor that provides for a guaranteed post-conversion sales value of $3.00 per converted share with a monetary obligation not to exceed a fixed amount of $15,000,000, following conversion of the note, if ever, without expiration. The fixed monetary amount is settled solely by our issuance of additional shares of our common stock. The number of shares necessary to settle this contingent obligation is dependent upon future values of our common stock at times the Investor chooses to sell converted shares, if he in fact converts, and is, therefore, not determinable. We have concluded that this arrangement is a freestanding financial instrument subject to classification in our financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 480-10-25-14. We have not yet completed the initial calculation of value of this financial instrument.

9) Reflects interest expense from inception to September 30, 2010 associated with $2,463,088 of convertible notes issued subsequent to September 30, 2010 in connection with the asset acquisition.

10)  Reflects the assets acquired through the initial cash contribution pursuant to the Third Amended and Restated Operating Agreement of American West Potash

11)  In connection with the merger, $463,088 of convertible notes converted into 154,364 shares of common stock at a conversion price of $3.00 per share and issuing 1,845,638 shares of common stock for to partially fund our initial cash contribution to American West Potash.